Exhibit 10.4
SHARE EXCHANGE AGREEMENT

Among

Enigma Software Group, Inc.,

Colorado Stark

and

Alvin Estevez

Dated June 28, 2006

NY-446963 v5

ii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 28 day of June, 2006, by and between Enigma Software Group, Inc., a Delaware corporation (hereinafter referred to as “Enigma”), with offices at 2 Stamford Landing, Suite 100, Stamford, CT 06902 and the stockholders of Enigma listed below (collectively, the “Stockholders”), upon the following premises:

Premises

WHEREAS, Enigma is a publicly held corporation organized under the laws of the state of Delaware;

WHEREAS, the Stockholders currently own an aggregate of 12,052,001 shares (the “Common Shares”) of the common stock, $.001 par value per share, of Enigma (the “Common Stock”) in the individual amounts set forth on Schedule A attached hereto, constituting all of the shares of common stock including voting power, of Enigma held by each such stockholder; and

WHEREAS, the Stockholders agree to return the Common Shares to Enigma in exchange (the “Exchange”) for 7,433,988 shares (the “Preferred Shares”) of preferred stock, $.001 par value per share (the “Preferred Stock”).

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholders each hereby represent and warrant, jointly and not separately, on their own behalf, as of and at the Closing Date, as follows:

Section 1.01 Authority

. He has the full power, authority, and legal right and has taken all action required by law, and otherwise to consummate the transactions herein contemplated.

Section 1.02 No Conflict With Other Instruments

. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which a Stockholder is a party or to which any of his assets or properties are subject.

Section 1.03 Valid Obligation

. This Agreement and all agreements and other documents executed by Stockholder in connection herewith constitute the valid and legally binding obligation of Stockholder, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ENIGMA

As an inducement to, and to obtain the reliance of, the Stockholders, except as set forth in the schedules of exceptions to these representations and warranties to be provided to the Stockholders by Enigma (the “Schedules”), Enigma represents and warrants, as of the date hereof and as of and at the Closing Date, as follows:

Section 2.01 Organization

. Enigma is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Schedules are complete and correct copies of the certificate of incorporation and bylaws of Enigma as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Enigma’s certificate of incorporation or bylaws. Enigma has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Enigma has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization

. Enigma’s authorized capitalization immediately prior to the closing consists of (a) 100,000,000 shares of Common Stock, of which 16,243,267 shares are issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Absence of Certain Changes or Events

Since the date of the most recent Enigma balance sheet:

(a) there has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Enigma;

(b) Enigma has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in the ordinary course of business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) Enigma has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof other than option granted in April 2006; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.04 Litigation and Proceedings

There are no actions, suits, proceedings or investigations pending or, to the knowledge of Enigma after reasonable investigation, threatened by or against Enigma or affecting Enigma or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Enigma Schedules. Enigma has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.05 No Conflict With Other Instruments

 The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Enigma is a party or to which any of its assets, properties or operations are subject.

Section 2.06 Compliance With Laws and Regulations

To the best of its knowledge, Enigma has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.07 Approval of Agreement

 The Board of Directors of Enigma has authorized the execution and delivery of this Agreement by Enigma and has approved this Agreement and the transactions contemplated hereby.

Section 2.08 Valid Obligation.

 This Agreement and all agreements and other documents executed by Enigma in connection herewith constitute the valid and binding obligation of Enigma, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Stockholder who shall elect to accept the exchange offer described herein (the “Accepting Stockholders”) by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Common shares. In exchange for the transfer of such Common Shares by the Stockholders, Enigma shall issue to the Stockholders the Preferred Stock. At the Closing, each Stockholder shall, on surrender of his certificate or certificates representing such Common Shares to Enigma or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Preferred Shares.

Section 3.02 Anti-Dilution

The number of shares of Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

Section 3.03 Closing

The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the filing of a Certificate of Designations of Series A Preferred Stock of Enigma which shall effectuate the designation of the rights and preferences of the Preferred Stock. Such Closing shall take place at a mutually agreeable time and place (the “Closing Date”).

Section 3.04 Closing Events

At the Closing, Enigma and each of the Accepting Stockholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Indemnification

(a) Enigma hereby agrees to indemnify the stockholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which any of them may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) The Stockholders, individually and not jointly, agree to indemnify Enigma and each of the officers, agents and directors of Enigma as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.02 Sales of Securities Under Rule 144, If Applicable

(a) Enigma will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of Enigma that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Enigma will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Enigma’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Enigma will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d) This Section 4.02 shall survive the closing of this Agreement for a period of two (2) years.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF ENIGMA

The obligations of Enigma under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants

The representations and warranties made by the Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Stockholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Stockholders prior to or at the Closing.

Section 5.02 No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.03 Other Items

Enigma shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Enigma may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS

The obligations of the Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants

The representations and warranties made by Enigma in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Enigma shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Enigma.

Section 6.02 Officer's Certificate

The Stockholders shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Enigma, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Enigma threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Schedules, by or against Enigma, which might result in any material adverse change in any of the assets, properties or operations of Enigma.

Section 6.03 Good Standing

Enigma shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Enigma is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Enigma after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Other Items

The Stockholders shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the Stockholders may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers

The parties hereto agree that, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Enigma and the Stockholders each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law

This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices

Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Stockholders, to:

c/o Enigma Software Group, Inc.
2 Stamford Landing, Suite 100
Stamford, CT 06902

If to Enigma, to the address set forth herein or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney's Fees

In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Third Party Beneficiaries

This contract is strictly among Enigma and the Stockholders, and, except as specifically provided, no director, officer, stockholder (other than the Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.06 Expenses

Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Enigma and the Stockholders will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.07 Entire Agreement

This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Survival; Termination

The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.09 Counterparts

This Agreement may be executed in multiple counterparts, including by facsimile, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.10 Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.11 Best Efforts

Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Signature Page Follows

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ENIGMA SOFTWARE GROUP, INC.

By: /s/ Colorado Stark
Name: Colorado Stark
Title: Executive Chairman

STOCKHOLDERS:

Colorado Stark

/s/ Colorado Stark
Colorado Stark, as an individual

Alvin Estevez

/s/ Alvin Estevez
Alvin Estevez, as an individual

Exhibit A

EXCHANGE

Name	Number of Shares of Common Stock Cancelled	Number of Shares of Preferred Stock to be Issued
Colorado Stark	6,056,872	3,736,036
Alvin Estevez	5,995,129	3,697,952
TOTAL	12,052,001	7,433,988